SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________
FORM 8-K
CURRENT REPORT
Filed Pursuant to Section 13 or 15 (d) of the Securities Act of 1934
Date of Report (Date of earliest event reported): May 3, 2005

CAPACITIVE DEIONIZATION TECHNOLOGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 000-28291

Nevada	86-0867960
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

13636 Neutron Rd., Dallas, TX 75244
(Address of principal executive offices)

Registrant's telephone number, including area code: 972-934-1586

Not Applicable
(Former name or former address, if applicable)

Item 4 Change in registrant's Certifying Accountant

On May 3, 2005, the Board of Directors of the Registrant approved the engagement of Turner, Stone & Company, L.L.P. ("Turner, Stone") as the Registrant's principal accountant to replace Weaver and Tidwell L.L.P. ("Weaver and Tidwell"), the previous accountant, who resigned on May 3, 2005.

Weaver and Tidwell's reports on the Registrant's financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that Weaver and Tidwell's report included a paragraph that described conditions that raised substantial doubt about the Registrant's ability to continue as a going concern.

During the Registrant's most recent fiscal year or in the subsequent interim period through May 3, 2005 (the date of resignation) (i) there have been no disagreements with Weaver and Tidwell on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure which disagreement(s), if not resolved to Weaver and Tidwell's satisfaction, would have caused Weaver and Tidwell to make reference to the subject matter of the disagreement(s) in connection with its report, and (ii) there were no "reportable events" as such term is defined in Item 304 (a) (1) (v) of Regulation S-K. However, as reported in the Company's Form 10-KSB for the fiscal year ended December 31, 2004, Weaver and Tidwell has communicated to the Company's audit committee a reportable condition regarding the Registrant's inadequacy of staffing levels in the financial reporting function that could result in an inability to meet financial reporting objectives. The Registrant and its audit committee are in the process of taking the steps necessary to correct this identified reportable condition.

Weaver and Tidwell did not advise the Registrant during the Registrant's most recent fiscal year or in the subsequent interim period through May 3, 2005 (the date of resignation):

A)

that information had come to its attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management

B)

(i) of the need to expand significantly the scope of its audit, or that information had come to its attention during the two most recent fiscal years or any subsequent interim period that if further investigated might (a) materially have impacted the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report or (b) have caused it to be unwilling to rely on management's representations or be associated with the Registrant's financial statements, and (ii) it did not, due to its dismissal or for any other reason, expand the scope of its audit or conduct such further investigation; or

C)

that information had come to its attention that it had concluded materially impacts the fairness or reliability of either (a) a previously issued report or the underlying financial statements, or (b) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

The Registrant has requested Weaver and Tidwell to provide a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements set forth above. A copy of Weaver and Tidwell's letter to the Securities and Exchange Commission is filed as Exhibit 16 to the Form 8-K.

Weaver and Tidwell was authorized by the Registrant to respond fully to the inquiries of Turner, Stone.

Turner, Stone has been engaged by the Registrant as its new independent principal accountant to audit the Registrant's financial statements.

Prior to engaging Turner, Stone, the Registrant has not consulted with Turner, Stone during the Registrant's most recent fiscal year or in the period since the end of the most recent fiscal year, or in any matter regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report nor oral advice was provided to the Registrants that Weaver and Tidwell concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (b) any matter that was the subject of either a disagreement or any other event described above.

Item 7. EXHIBIT INDEX

16.1 Letter from Weaver and Tidwell regarding Change in Certifying Accountant.

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPACITIVE DEIONIZATION TECHNOLOGY SYSTEMS, INC.

/s/ Dallas Talley
Date: May 4, 2005